UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 24, 2018.

(b) The following matters were voted upon at the Annual Meeting of Stockholders.

1. The election of the nominees for Directors was voted on by the Stockholders. The nominees, all of whom were elected, were Charles D. Drucker, Gary G. Greenfield, Daniel N. Leib, Lois M. Martin and Oliver R. Sockwell. The Inspectors of Election certified the following vote tabulations:

	FOR	AGAINST	ABSTAIN	NON-VOTES
Charles D. Drucker	29,265,011	122,658	33,882	2,243,770
Gary G. Greenfield	29,239,485	148,457	33,609	2,243,770
Daniel N. Leib	29,278,235	109,145	34,171	2,243,770
Lois M. Martin	29,269,760	119,872	31,919	2,243,770
Oliver R. Sockwell	29,265,281	124,636	31,634	2,243,770

2. The Stockholders voted to approve the advisory resolution on executive compensation. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
28,069,647	1,291,650	60,254	2,243,770

3. The Stockholders voted to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2018. The Inspectors of Election certified the following vote tabulation:

FOR	AGAINST	ABSTAIN	NON-VOTES
31,517,189	86,106	62,026	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: May 24, 2018	By:	/s/ Jennifer B. Reiners
Jennifer B. Reiners
Executive Vice President, General Counsel